Exhibit 99.1

Taboola Reports Strong Q2 2024, Beating Revenues, ex-TAC and Adj. EBITDA;
Reiterating ex-TAC, Adj. EBITDA and Free Cash Flow Guidance in 2024
Growth Rates Accelerate in Q2 and FY 2024

Q2 2024 and FY 2024 Key Highlights
Q2 Financials - Beat on Revenues, ex-TAC and Adj. EBITDA; Growth rates accelerate
-          Q2 2024 Results: Revenues $428M, Gross profit $115M, ex-TAC Gross Profit $150M, Net loss $4M, Non-GAAP Net Income $23M, Adj. EBITDA $37M, Free Cash Flow $26M
-          Strong YoY growth: Revenues +29%, ex-TAC +21%, Adj. EBITDA +138%, FCF +237%
-          Strong Free Cash Flow conversion: 70%+ from Adj. EBITDA

Reiterating 2024 ex-TAC, Adj EBITDA, FCF Guidance; Growth rates accelerate across all metrics
-          Initiating Q3 guidance: $431M in Revenues (+20% YoY), $134M Gross profit (+33% YoY), $164M ex-TAC Gross Profit (+28% YoY), $47M Adj. EBITDA (+106% YoY)*
-          Reiterating 2024 guidance: $667M ex-TAC Gross Profit (+25% YoY), $200M+ Adj. EBITDA (2x+ YoY; ~30% margin), $100M+ FCF (~2x YoY)*
-          Updating 2024 Revenue guidance: $1.735-$1.765B range primarily reflects some Yahoo revenue that will now only be reflected in ex-TAC - no change to ex-TAC/key metrics.

Share Buyback - Bought back $27M in shares in Q2; $66M remaining under current authorization

Engaging/reaching users - Yahoo advertiser migration complete, ramping spend. Taboola News wins significant exclusive global OEM partnership
-          Launched “Audience Solution” to help publishers grow traffic
-          Apple News & Stocks - onboarding complete, focus on sales enablement
-          Taboola News - exclusive global OEM win in Q2

Improving yield - continued focus on our number one goal in 2024
-          Max Conversion adoption rate approaching 70% of revenue; # of ad campaigns 2x Q1 2024
-          Launch of Taboola Select for brands/agencies looking to drive performance at scale
-          eCommerce continues to exceed expectations with strong performance in Q2
* References midpoints of guidance ranges.

1 The weighted-average shares for the three months ended June 30, 2024 and 2023 were 342,566,112 and 351,585,059 shares, respectively. The weighted-average share count for the three months ended June 30, 2024 and 2023 includes 297,660,641 and 306,386,357 Ordinary shares and 44,905,471 and 45,198,702 Non-voting Ordinary shares, respectively.

NEW YORK, August 7, 2024 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in powering recommendations for the open web, today announced its results for the quarter ended June 30, 2024.

"2024 is a transformational year for Taboola. We've achieved impressive results in the first half of the year and are poised to build on this success," said Adam Singolda, CEO of Taboola. "Our success is driven by our investment in AI, access to unique data, and focus on driving value to our partners and advertisers. I’m proud to be exactly where we are, validated by partnerships such as Yahoo and Apple as well as having 25% of our revenue coming from top brands and agencies. I believe this market will get to a trillion dollars in size, and we’ll have a chance to be a great partner and friend to many of them as they look to tap into the advertising market.”

Second Quarter 2024 Financial Highlights
The following table summarizes our consolidated financial results for the three months ended June 30, 2024 and 2023:

(dollars in millions, except per share data)	Three months ended June 30,
	2024	2023
	Unaudited
Revenues	$428.2	$332.0
Gross profit	$114.8	$97.1
Net loss	$(4.3)	$(31.3)
EPS diluted (1)	$(0.01)	$(0.09)
Ratio of net loss to gross profit	(3.7%)	(32.3%)
Cash flow provided by operating activities	$38.8	$11.6
Cash, cash equivalents, short-term deposits and investments	$182.2	$246.9

Non-GAAP Financial Data *
ex-TAC Gross Profit	$149.5	$123.1
Adjusted EBITDA	$37.2	$15.7
Non-GAAP Net Income (Loss)	$23.0	$(1.4)
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	24.9%	12.7%
Free Cash Flow	$26.2	$7.8

Second Quarter 2024 Business Highlights
●	Revenue Highlights
○	Revenue growth driven by the addition of new publisher partners and Tier 1 advertisers to the Taboola network.
○	Publisher wins that were new and from competitors included Adevinta Global MSA, a360media, Foundry, Mediahuis Ireland, and NESN.
○	Renewed relationships with many well-known publishers including Sky News Australia and Globes IL.
●	Notable product launches and advancements
○	Taboola for Audience, an AI powered technology for publishers to protect against threats of generative AI search and social traffic volatility; publishers see over 10% traffic growth.
○	Taboola earned Great Place to Work Certification™ and was named a “Best Workplaces in New York in 2024.”

Third Quarter & Full Year  2024 Financial Guidance
For the Third Quarter and Full Year 2024, the Company currently expects (dollars in millions):

	Q3 2024 Guidance	FY 2024 Guidance
Unaudited
(dollars in millions)
Revenues	$416 - $446	$1,735 - $1,765
Gross profit	$129 - $139	$535 - $555
ex-TAC Gross Profit*	$159 - $169	$656 - $679
Adjusted EBITDA*	$42 - $52	$200+
Non-GAAP Net Income (Loss)*	$20 - $30	$84 - $104

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

For more commentary on the quarter, please refer to Taboola’s Q2 2024 Shareholder Letter and Investor Presentation, both of which are posted on Taboola’s website today at investors.taboola.com

Webcast Details

Taboola's senior management team will discuss the Company's earnings on a call that will take place on  August 7, 2024, at 8:30 AM ET. The call can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link to register https://register.vevent.com/register/BI5ce813978f2245a9b765a2c038ed2289 and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on August 7, 2025.

*About Non-GAAP Financial Information

This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our Ordinary shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the Company’s ability to transition to and fully launch the native advertising service for Yahoo on the currently anticipated schedule; the ability to generate or achieve the increase in Adjusted EBITDA and Free Cash Flow in 2024 or our expected revenue run-rate once Yahoo integration is live, in each case to the levels assumed in this press release or at all; ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola

Taboola is a market leading technology powering recommendations for the open web.

The Company’s platform, powered by artificial intelligence, is used by digital properties, including websites, devices and mobile apps, to drive monetization and user engagement. Taboola has long-term partnerships with some of the top digital properties in the world, including CNBC, BBC, NBC News, Business Insider, The Independent and El Mundo.

Approximately 17,000 advertisers use Taboola to reach nearly 600 million daily active users in a brand-safe environment. Following the acquisition of Connexity in 2021, Taboola is a leader in powering e-commerce recommendations, driving more than 1 million monthly transactions. Leading brands, including Walmart, Macy’s, Wayfair, Skechers and eBay are among key customers.

Learn more at www.taboola.com and follow @taboola on X.

Investor Contact:	Press Contact:

Jessica Kourakos	Dave Struzzi

investors@taboola.com	press@taboola.com

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	June 30,	December 31,
	2024	2023
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$182,198	$176,108
Short-term investments	—	5,725
Restricted deposits	1,334	1,407
Trade receivables (net of allowance for credit losses of $7,416 and $10,207 as of June 30, 2024 and December 31, 2023, respectively)	281,674	306,307
Prepaid expenses and other current assets	69,598	69,865
Total current assets	534,804	559,412
NON-CURRENT ASSETS
Long-term prepaid expenses	25,584	39,602
Commercial agreement asset	289,451	289,451
Restricted deposits	4,203	4,247
Operating lease right of use assets	56,138	61,746
Property and equipment, net	71,846	72,155
Intangible assets, net	93,565	125,258
Goodwill	555,931	555,931
Total non-current assets	1,096,718	1,148,390
Total assets	$1,631,522	$1,707,802

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	June 30,	December 31,
	2024	2023
	Unaudited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables	$270,406	$282,012
Short-term operating lease liabilities	19,463	20,264
Accrued expenses and other current liabilities	118,664	118,689
Current maturities of long-term loan	—	3,000
Total current liabilities	408,533	423,965
LONG-TERM LIABILITIES
Long-term loan, net of current maturities	145,778	142,164
Long-term operating lease liabilities	42,721	49,450
Warrants liability	2,242	6,129
Deferred tax liabilities, net	6,914	14,815
Other long-term liabilities	15,101	14,217
Total long-term liabilities	212,756	226,775
SHAREHOLDERS' EQUITY
Ordinary shares with no par value - Authorized: 700,000,000 as of June 30, 2024 and December 31, 2023; 291,715,209 and 295,670,620 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Non-voting Ordinary shares with no par value - Authorized: 46,000,000 as of June 30, 2024 and December 31, 2023; 44,210,406 and 45,198,702 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Treasury Ordinary shares, at cost - 27,775,351 (26,787,055 Ordinary shares and 988,296 Non-voting Ordinary shares) and 15,240,471 Ordinary shares as of June 30, 2024 and December 31, 2023, respectively	(109,978)	(55,513)
Additional paid-in capital	1,301,159	1,262,093
Accumulated other comprehensive income (loss)	(39)	942
Accumulated deficit	(180,909)	(150,460)
Total shareholders' equity	1,010,233	1,057,062
Total liabilities and shareholders' equity	$1,631,522	$1,707,802

CONSOLIDATED STATEMENTS OF LOSS

U.S. dollars in thousands, except share and per share data

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	Unaudited
Revenues (1)	$428,160	$332,004	$842,168	$659,690
Cost of revenues:
Traffic acquisition cost (2)	278,620	208,870	553,740	420,816
Other cost of revenues	34,762	26,077	64,697	52,225
Total cost of revenues	313,382	234,947	618,437	473,041
Gross profit	114,778	97,057	223,731	186,649
Operating expenses:
Research and development	33,288	34,001	69,537	65,986
Sales and marketing	64,837	61,198	132,445	121,767
General and administrative	24,284	26,858	47,613	52,694
Total operating expenses	122,409	122,057	249,595	240,447
Operating loss	(7,631)	(25,000)	(25,864)	(53,798)
Finance income (expenses), net	1,004	(3,827)	(2,634)	(6,981)
Loss before income taxes	(6,627)	(28,827)	(28,498)	(60,779)
Income tax benefit (expenses)	2,336	(2,487)	(1,951)	(1,848)
Net loss	$(4,291)	$(31,314)	$(30,449)	$(62,627)

Net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted	$(0.01)	$(0.09)	$(0.09)	$(0.18)
Weighted-average shares used in computing net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted	342,566,112	351,585,059	344,003,462	342,491,457

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	Unaudited
Net loss	$(4,291)	$(31,314)	$(30,449)	$(62,627)
Other comprehensive loss:
Unrealized and realized gains on available-for-sale marketable securities, net	7	130	6	457
Unrealized gains (losses) on derivative instruments, net	(211)	199	(987)	(457)
Other comprehensive income (loss)	(204)	329	(981)	—
Comprehensive loss	$(4,495)	$(30,985)	$(31,430)	$(62,627)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	Unaudited
Cost of revenues	$1,096	$1,039	$2,107	$2,083
Research and development	6,852	6,181	13,230	12,025
Sales and marketing	4,532	4,401	8,855	8,686
General and administrative	5,825	4,914	10,514	9,823
Total share-based compensation expenses	$18,305	$16,535	$34,706	$32,617

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	Unaudited
Cost of revenues	$9,909	$8,460	$20,626	$16,758
Research and development	1,222	589	2,109	1,194
Sales and marketing	13,410	13,509	26,928	27,035
General and administrative	1,321	234	1,520	406
Total depreciation and amortization expense	$25,862	$22,792	$51,183	$45,393

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	Unaudited
Cash flows from operating activities
Net loss	$(4,291)	$(31,314)	$(30,449)	$(62,627)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	25,862	22,792	51,183	45,393
Share-based compensation expenses	18,305	16,535	34,706	32,617
Net loss from financing expenses	1,186	564	778	236
Revaluation of the Warrants liability	(3,926)	702	(3,887)	(974)
Amortization of loan and credit facility issuance costs	375	391	729	891
Amortization of premium and accretion of discount on short-term investments, net	(59)	(249)	83	(530)
Change in operating assets and liabilities:
Decrease (increase) in trade receivables, net	2,565	(5,091)	24,633	39,271
Decrease in prepaid expenses and other current assets and long-term prepaid expenses	5,791	7,921	14,990	8,642
Decrease in trade payables	(3,635)	(6,923)	(11,897)	(29,730)
Increase in accrued expenses and other current liabilities and other long-term liabilities	1,616	10,251	1,578	1,812
Decrease in deferred taxes, net	(4,216)	(4,284)	(7,901)	(6,494)
Change in operating lease right of use assets	4,831	3,924	9,284	8,075
Change in operating lease liabilities	(5,613)	(3,621)	(11,206)	(7,460)
Net cash provided by operating activities	38,791	11,598	72,624	29,122
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(12,633)	(3,828)	(18,222)	(10,178)
Business acquisition deferred payment	—	—	(719)	—
Investments in restricted deposits	—	(61)	—	(341)
Proceeds from maturities of short-term investments	2,500	35,696	5,765	77,636
Purchase of short-term investments	—	(21,991)	—	(21,991)
Net cash provided by (used in) investing activities	(10,133)	9,816	(13,176)	45,126
Cash flows from financing activities
Issuance costs	(239)	—	(695)	—
Exercise of options and vested RSUs	2,932	1,121	4,741	2,456
Payment of tax withholding for share-based compensation expenses	(978)	(1,117)	(1,687)	(1,908)
Repurchase of Ordinary shares	(25,049)	(4,358)	(54,465)	(4,358)
Payments on account of repurchase of Ordinary shares	(474)	—	(474)	—
Repayment of long-term loan	—	(30,750)	—	(31,500)
Net cash used in financing activities	(23,808)	(35,104)	(52,580)	(35,310)
Exchange rate differences on balances of cash and cash equivalents	(1,186)	(564)	(778)	(236)
Increase in cash and cash equivalents	3,664	(14,254)	6,090	38,702
Cash and cash equivalents - at the beginning of the period	178,534	218,849	176,108	165,893
Cash and cash equivalents - at end of the period	$182,198	$204,595	$182,198	$204,595

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$6,357	$2,575	$9,600	$6,833
Interest	$3,684	$4,700	$7,294	$9,767
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$292	$1,705	$292	$1,705
Share-based compensation included in capitalized internal-use software	$700	$680	$1,306	$1,332
Creation of operating lease right-of-use assets	$3,664	$5,593	$3,676	$5,593

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(dollars in thousands)
Revenues	$428,160	$332,004	$842,168	$659,690
Traffic acquisition cost	278,620	208,870	553,740	420,816
Other cost of revenues	34,762	26,077	64,697	52,225
Gross profit	$114,778	$97,057	$223,731	$186,649
Add back: Other cost of revenues	34,762	26,077	64,697	52,225
ex-TAC Gross Profit	$149,540	$123,134	$288,428	$238,874

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(dollars in thousands)
Net loss	$(4,291)	$(31,314)	$(30,449)	$(62,627)
Adjusted to exclude the following:
Finance expenses (income), net	(1,004)	3,827	2,634	6,981
Income tax expenses (benefit)	(2,336)	2,487	1,951	1,848
Depreciation and amortization	25,862	22,792	51,183	45,393
Share-based compensation expenses	15,659	13,890	29,415	27,417
Holdback compensation expenses (1)	2,646	2,645	5,291	5,200
Other costs (2)	695	1,334	695	1,571
Adjusted EBITDA	$37,231	$15,661	$60,720	$25,783

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2 The three and six months ended June 30, 2024 and June 30, 2023 included one-time professional service costs and one-time costs related to the Commercial agreement, respectively.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(dollars in thousands)
Net loss	$(4,291)	$(31,314)	$(30,449)	$(62,627)
Amortization of acquired intangibles	15,754	15,962	31,689	31,931
Share-based compensation expenses	15,659	13,890	29,415	27,417
Holdback compensation expenses (1)	2,646	2,645	5,291	5,200
Other costs (2)	695	1,334	695	1,571
Revaluation of Warrants	(3,926)	702	(3,887)	(974)
Foreign currency exchange rate losses (gains) (3)	347	(663)	1,388	(234)
Income tax effects	(3,874)	(3,962)	(7,300)	(7,791)
Non-GAAP Net Income (Loss)	$23,010	$(1,406)	$26,842	$(5,507)

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2 The three and six months ended June 30, 2024 and June 30, 2023 included one-time professional service costs and one-time costs related to the Commercial agreement, respectively.
3 Represents income or loss related to the remeasurement of monetary assets and liabilities to the Company's functional currency using exchange rates in effect at the end of the reporting period.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(dollars in thousands)
Net cash provided by operating activities	$38,791	$11,598	$72,624	$29,122
Purchases of property and equipment, including capitalized internal-use software	(12,633)	(3,828)	(18,222)	(10,178)
Free Cash Flow	$26,158	$7,770	$54,402	$18,944

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2024 AND FULL YEAR 2024 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q3 2024 Guidance	FY 2024 Guidance
Unaudited
(dollars in millions)
Revenues	$416 - $446	$1,735 - $1,765
Traffic acquisition cost	($257) - ($277)	($1,079) - ($1,086)
Other cost of revenues	($30) - ($30)	($121) - ($124)
Gross profit	$129 - $139	$535 - $555
Add back: Other cost of revenues	($30) - ($30)	($121) - ($124)
ex-TAC Gross Profit	$159 - $169	$656 - $679

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.